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                           PAIRGAIN TECHNOLOGIES, INC.

                 EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE



                                                                                      THREE MONTHS ENDED MARCH 31,
                                                                                      ----------------------------
                                                                                         1997              1996
                                                                                       --------          --------
                                                                                     (IN THOUSANDS, EXCEPT PER SHARE
                                                                                                AMOUNTS)
PRIMARY EARNINGS PER SHARE


Net income                                                                             $ 11,374          $  6,222
                                                                                       ========          ========

Calculation of weighted average number of common
  and common equivalent shares:
  Weighted average of common shares outstanding                                          66,864            62,680
  Weighted average of common and common share equivalents:
    Weighted average warrants outstanding                                                   127                40
    Weighted average options outstanding                                                 12,327            13,006
    Shares assumed to be repurchased using the treasury stock method                     (2,419)           (2,731)
    Shares assumed to be repurchased to reflect the effects of tax benefits              (1,360)           (1,223)
                                                                                       --------          --------

  Weighted average number of common and common equivalent shares                         75,539            71,772
                                                                                       ========          ========

  Earnings per share                                                                   $   0.15          $   0.09
                                                                                       ========          ========



                                                                                       THREE MONTHS ENDED MARCH 31,
                                                                                      -----------------------------
                                                                                          1997             1996
                                                                                       --------          --------
                                                                                     (IN THOUSANDS, EXCEPT PER SHARE
                                                                                                 AMOUNTS)


FULLY DILUTIVE EARNINGS PER SHARE

Net income                                                                             $ 11,374          $  6,222
                                                                                       ========          ========

Calculation of weighted average number of common
  and common equivalent shares:
  Weighted average of common shares outstanding                                          66,864            62,680
  Weighted average of common and common share equivalents:
    Weighted average warrants outstanding                                                   127                40
    Weighted average options outstanding                                                 12,327            13,006
    Shares assumed to be repurchased using the treasury stock method                     (2,419)           (2,313)
    Shares assumed to be repurchased to reflect the effects of tax benefits              (1,360)           (1,262)
                                                                                       --------          --------

  Weighted average number of common and common equivalent shares                         75,539            72,151
                                                                                       ========          ========

  Earnings per share                                                                   $   0.15          $   0.09
                                                                                       ========          ========